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                                                                     EXHIBIT 5.2

Founded in 1852                                             MICHIGAN: Ann Arbor
by Sidney Davy Miller             MILLER                  Detroit - Grand Rapids
---------------------            CANFIELD                   Howell - Kalamazoo
150 Years                    MILLER - CANFIELD,          Lansing - Monroe - Troy
----------                PADDOCK AND STONE, P.L.C.      ----------------------
                                                               New York, N.Y
                                                             Washington, D.C.
                                                            CANADA: Windsor, ON
                                                              POLAND: Gdynia
                                                             Katowice - Warsaw
                                                          ---------------------

                        150 West Jefferson, Suite 2500      AFFILIATED OFFICE:
                         Detroit, Michigan 48226                 Pensacola, FL
                           TEL: (313) 963-6420
                           FAX: (313) 496-7500
                           www.millercanfield.com
                        ---------------------------


                               September 6, 2002

PrintCo., Inc.
c/o Vertis, Inc.
250 West Pratt Street, 18th Floor
Baltimore, Maryland, 21201


Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $250,000,000 aggregate principal amount of the 10-7/8% Series B Senior Notes due 2009 (the "Exchange Notes") of Vertis, Inc. (the "Company") to be issued in exchange for the Company's outstanding 10-7/8%
Senior Notes due 2009 pursuant to (a) the Indenture dated as of June 24, 2002 (the "Indenture") by and among the Company, PrintCo., Inc., a Michigan corporation and a subsidiary of the Company ("PrintCo"), the Company's other subsidiaries listed on the signature pages of the Indenture (PrintCo and such other subsidiaries, the "Subsidiary Guarantors"), and The Bank of New York, as trustee (the "Trustee"), and (b) the Registration Rights Agreement dated as of June 24, 2002 (the "Registration Rights Agreement") by and among the Company, the Subsidiary Guarantors, and Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, and Fleet Securities, Inc., we, as special Michigan counsel to PrintCo and at its request, have examined such corporate records, certificates, and other documents, and considered such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Based on that examination, it is our opinion that:

     1. The guaranty of the Exchange Notes by PrintCo (the "PrintCo Guaranty") has been duly authorized by PrintCo.

     2. We note that New York law has been selected as the law governing the PrintCo Guaranty. Assuming, however, for purposes of this opinion, that Michigan law is the governing law or is otherwise relevant in determining validity or enforceability, when the Securities and Exchange Commission (the "Commission") declares the Company's registration statement on Form S-4 relating to the Exchange Notes (the "Registration Statement") effective, the PrintCo Guaranty has been duly executed and delivered, and the Exchange Notes have been duly executed, authenticated, issued, and delivered in accordance with the terms of the Registration

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Rights Agreement and the Indenture, the PrintCo Guaranty will constitute the valid and legally binding obligation of PrintCo enforceable against PrintCo in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights, to general equity principles, and to Section 345 of the Michigan Business Corporation Act (as to the effect of which we express no opinion). To the extent the choice of New York law as the governing law of the PrintCo Guaranty would be an effective choice of law under principles of Section 187 of the RESTATEMENT OF LAW, CONFLICTS OF LAW 2d, such choice is an effective choice of law under the laws of the State of Michigan.

     The foregoing opinion is limited to the laws of the State of Michigan, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     With your approval, we have relied as to certain matters on information obtained from public officials and other sources believed by us to be responsible, and we have assumed (i) the due authorization, execution, and delivery of each of the Indenture and the Registration Rights Agreement by each party thereto other than PrintCo, (ii) the due authorization, execution, and delivery of the Exchange Notes by the Company, (iii) that the Exchange Notes will conform to the specimens thereof examined by us, (iv) that the Trustee's certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee's authorized officers, and (v) that the signatures on all documents examined by us are genuine and each copy of a manually signed document provided to us conforms to the manually signed original, assumptions which we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Exchange Notes" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                Very truly yours,

                                /s/ Miller, Canfield, Paddock and Stone, P.L.C.


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